EX-99.(A)(3)

EXHIBIT (a)(3)

TRUSTEE AUTHORIZATION TO ESTABLISH
ADDITIONAL SERIES OF SHARES
OF THE TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

In accordance with Section 4.9.2 of the Declaration of Trust of the TIAA-CREF Institutional Mutual Funds (the “Trust”), dated April 15, 1999, as amended, the undersigned Trustees of the Trust hereby establish the following fourteen additional separate and distinct series of shares of the Trust:

International Equity Fund II	Large-Cap Growth Fund
Large-Cap Value Fund II	Social Choice Equity Fund II
Small-Cap Equity Fund II	Real Estate Securities Fund II
Inflation-Linked Bond Fund II	Bond Fund II
Money Market Fund II	Managed Allocation Fund II
High-Yield Bond Fund II	Bond Plus Fund II
Short-Term Bond Fund II	Tax-Exempt Bond Fund II

Furthermore, each of these new series shall be divided into the following three share classes: Institutional Class, Retirement Class and Retail Class.

      IN WITNESS WHEREOF, the Trustees of the Trust have executed this instrument the 7th day of December, 2005.

Willard T. Carleton	Howell E. Jackson

Eugene Flood, Jr.	Maceo K. Sloan

Nancy L. Jacob	Ahmed H. Zewail

Bevis Longstreth	Bridget A. Macaskill